Exhibit 99.1

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES, INC.

COMPLETES ACQUISITION OF MISCOR GROUP, LTD.

HOUSTON, Texas – September 13, 2013 – Integrated Electrical Services, Inc. (NASDAQ: IESC) (“IES”) today announced that it has completed its acquisition of MISCOR Group, Ltd. (“MISCOR”), a provider of electrical and mechanical solutions to customers both in the United States and abroad. The acquisition of MISCOR is part of IES’ strategic plan to invest in companies that meet its strategic and financial criteria and allow it to accelerate the utilization of its net operating loss carryforwards.

At special meetings held on September 12, 2013, 80.4% of MISCOR’s shareholders voted to approve the merger of MISCOR with and into IES Subsidiary Holdings, Inc., a wholly-owned subsidiary of IES, and 82.7% of IES’ stockholders voted to issue shares of IES common stock to MISCOR shareholders in connection with the merger.

Pursuant to the merger agreement, at the effective time of the merger, each issued and outstanding share of MISCOR common stock was converted into the right to receive, at the election of the holder, either stock consideration of 0.3118 shares of IES common stock or cash consideration of $1.48. IES issued approximately 2.8 million shares of common stock and paid approximately $4.1 million in cash to MISCOR shareholders in connection with the merger. The shares of IES common stock issued to MISCOR shareholders in connection with the merger represent approximately 15.6% of the shares of IES common stock issued and outstanding immediately after effectiveness of the merger.

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect IES’ expectations regarding future events. The forward-looking statements involve substantial risks and uncertainties that could significantly affect expected results, and actual future results and IES stockholder value could differ materially from those described in these statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, accretion to IES’ earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, the new combined company’s business strategy, plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to achieve, or difficulties and delays in achieving, synergies and cost savings relating to the merger; the ability of IES to enter into, and the terms of, future contracts; the impact of governmental laws and regulations; the adequacy of sources of liquidity; the ability of IES to retain certain employees key to the ongoing success of the combined company and the availability of other skilled personnel; the effect of litigation, claims and contingencies; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; the sufficiency of funds for required capital expenditures, working capital and debt service; liabilities under laws and regulations protecting the environment; and the impact of acquisition accounting. Additional factors that may affect future results are contained in IES’ and MISCOR’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. IES disclaims any duty to update and revise statements contained in these materials based on new information or otherwise.

About Integrated Electrical Services, Inc.

Integrated Electrical Services, Inc. is a holding company that owns and manages multiple operating subsidiaries, currently comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 3,000 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-corporate.com.

Contacts:

James Lindstrom, CEO

Integrated Electrical Services, Inc.

203-992-1111

Phil Denning, ICR Inc.

phil.denning@icrinc.com

203-682-8246